                              AMENDMENT NO. 1 TO
            AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST
                                      OF
                                AIM STOCK FUNDS

       This Amendment No. 1 to the Amended and Restated Agreement and Declaration of Trust of AIM Stock Funds (this "Amendment") amends, effective April 10, 2006, the Amended and Restated Agreement and Declaration of AIM Stock Funds (the "Trust") dated as of September 14, 2005, as amended (the "Agreement").

       Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

       WHEREAS, the Trust desires to amend the Agreement to reflect the merger of AIM Small Company Growth Fund;

       NOW, THEREFORE, the Agreement is hereby amended as follows:

    1. Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.

    2. All references in the Agreement to "this Agreement" shall mean the Agreement as amended by this Amendment.

    3. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

       IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of April 10, 2006.

                                           By:    /s/ Robert H. Graham
                                                  -----------------------------
                                           Name:  Robert H. Graham
                                           Title: President

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                         EXHIBIT 1 TO AMENDMENT NO. 1
                                      TO
                      AGREEMENT AND DECLARATION OF TRUST
                              OF AIM STOCK FUNDS

                                  "SCHEDULE A

                                AIM STOCK FUNDS
                        PORTFOLIOS AND CLASSES THEREOF

 PORTFOLIO                              CLASSES OF EACH PORTFOLIO
 ---------                              -------------------------------------
 AIM Dynamics Fund                      Class A Shares
                                        Class B Shares
                                        Class C Shares
                                        Class R Shares
                                        Institutional Class Shares
                                        Investor Class Shares

 AIM S&P 500 Index Fund                 Institutional Class Shares
                                        Investor Class Shares"

                                      A-1